UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2014

LEUCADIA NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant�s telephone number, including area code:  212-460-1900

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 15, 2014, we and Solomon Kumin established Folger Hill Asset Management LLC (“Folger Hill”), which is expected to register as an investment adviser with the SEC and launch a multi-manager investment partnership.  Mr. Kumin will serve as Chief Executive Officer and a manager of Folger Hill, and Richard Handler and Brian Friedman, the Chief Executive Officer and President of Leucadia National Corporation, respectively, will serve as the other two members of the Board of Managers of Folger Hill.

We have committed to invest $400 million in Folger Hill's investment partnership conditioned upon, among other things, Folger Hill’s raising an additional at least $400 million in commitments from other investors.  The Folger Hill investment partnership is expected to begin investing in the first quarter of 2015.  We also committed to provide Folger Hill with a 3-year, $20 million revolving credit facility to fund its start-up and initial operating expenses.

Mr. Kumin is the former Chief Operating Officer of S.A.C. Capital Advisors, L.P. and has over 15 years' experience in the financial services industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: August 21, 2014	By:	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and Associate General Counsel